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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

       Date of Report (Date of earliest event reported): December 19, 1997

                              ROBBINS & MYERS, INC.
             (Exact name of Registrant as specified in its charter)

             Ohio                         0-288                 31-0424220
(State or other jurisdiction of         (Commission            (IRS Employer
incorporation or organization)          File Number)         Identification No.)


  1400 Kettering Tower, Dayton, OH                                45423
(Address of principal executive offices)                        (Zip code)

                                  937-222-2610
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)













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ITEM 2.  ACQUISITION OR  DISPOSITION OF ASSETS

On November 20, 1997, Robbins & Myers, Inc. (the "Company") and J.M. Huber Corporation ("Seller") entered into a Stock Purchase Agreement (the "Agreement"). A copy of the Agreement is Exhibit 2.1 to this Report.

Pursuant to the Agreement, on December 19, 1997, the Company acquired all of the outstanding capital stock of Flow Control Equipment Inc. ("FCE") from Seller for $108,500,000 paid to Seller in cash (or $104,000,000 after application of available FCE cash) at the closing (the "Purchase Price"). The Purchase Price, as provided in Section 2.4 of the Agreement, is subject to adjustment based on the balance sheet of FCE to be prepared as of the closing date.

FCE, with annual sales of approximately $60 million, supplies a broad line of products for use in artificial lift applications in the oil and gas recovery markets, including rod guides, wellhead equipment and valves. FCE also supplies closures and valves for gas transmission and distribution applications. The Company intends to continue to operate these businesses.

In connection with the purchase, the Company entered into an Amended and Restated Credit Agreement, dated as of November 25, 1997 (the "Amended Credit Agreement"), with the Lenders named in the Amended Credit Agreement, Bank One, N.A, as Administrative Agent, and NationsBank, N.A., as Documentation and Syndication Agent. The Amended Credit Agreement replaces the original credit agreement entered into on November 26, 1996. The Amended Credit Agreement provides, among other things, that the Company may borrow on a revolving credit basis up to a maximum of $200,000,000. All outstanding loans under the agreement are due and payable November 25, 2002. The Company borrowed an additional $108,500,000 under the Amended Credit Agreement for the purpose of paying the Purchase Price. At the close of business on December 31, 1997, the Company had total borrowings of $148,000,000 under the Amended Credit Agreement. The Amended Credit Agreement is filed as Exhibit 4.1 to this Report and reference is made to such agreement for additional information.

There is no material relationship between the Seller and the Company or any affiliate, director, or officer of the Company or any associate of any director or officer of the Company.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (A) Financial statements of businesses acquired. The Company intends to file as an amendment to this Report as soon as practicable, but no later than March 6, 1998, the following audited consolidated financial statements (which include FCE and its subsidiary FCE Flow Control Equipment, Ltd.) and related notes thereto:

                  (1) Consolidated Balance Sheet of FCE at December 19, 1997;

                  (2) Consolidated Statement of Income of FCE for the period January 1, 1997 to December 19, 1997; and

                  (3) Consolidated Statement of Cash Flow of FCE for the period January 1, 1997 to December 19, 1997.

                  (B) Pro forma financial information (unaudited).

                  (1) Pro Forma Condensed Consolidated Balance Sheet at November 30, 1997;

                  (2) Pro Forma Condensed Statement of Consolidated Operations for the year ended August 31, 1997 and the three-month period ended November 30, 1997; and

                  (3) Notes to the Pro Forma Condensed Consolidated Financial Information.

                  (C) See Index to Exhibits.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Robbins & Myers, Inc.

Date: January 5, 1998

                                 By: /s/ Stephen R. Ley
                                     -------------------------------
                                 Stephen R. Ley, Vice President, Finance
                                 and Chief Financial Officer


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                                INDEX TO EXHIBITS
                                -----------------


(2)        PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT,
           LIQUIDATION OR SUCCESSION:

           2.1 Stock Purchase Agreement between J.M. Huber Corporation, as Seller, and Robbins & Myers, Inc., as Purchaser, dated November 20, 1997.


(4)        INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS,
           INCLUDING DEBENTURES:

           4.1 Amended and Restated Credit Agreement, dated as of November 25, 1997 among Robbins & Myers, Inc., the Lenders named therein, Bank One, N.A., as Administrative Agent, and NationsBank, N. A., as Documentation and Syndication Agent.


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